Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

Investors:                                                                 Media:
Robert Lammey                                                       Jackie Kolek
Director, Investor Relations                                  ICR for Presstek
(603) 594-8585 x 3559                                              (203) 682-8296
Email: investorrelations@presstek.com             Email:  Jackie.kolek@icrinc.com

PRESSTEK ISSUES STATEMENT ON EVENTS IN SOUTH HADLEY, MA

Hudson, NH - November 1, 2006 - Presstek, Inc. (Nasdaq:PRST), today issued the following statement regarding events at a company manufacturing facility in South Hadley, MA:

An incident occurred on Monday, October 30, 2006, at the Presstek facility in South Hadley, MA that involved a chemical release and the resultant closure of the facility.  Presstek makes certain lines of conventional and digital aluminum printing plates at the S. Hadley facility, the former Precision Lithograining. Presstek on site personnel reacted quickly and properly, following all of the appropriate procedures, including the safe and swift evacuation of the building.  The spill remained contained on site.

A limited number of area homes and businesses from South Hadley and the neighboring town of Granby were evacuated as a precaution.  Due to the road closure, buses located at an adjacent depot could not pass and area schools were temporarily closed on Tuesday.   Schools and some area businesses were reopened today (Wednesday).

Presstek is currently working alongside Massachusetts Emergency Management Agency (MEMA) crews and local and state officials to secure and complete clean up of the facility.  The chemistry is being removed consistent with MEMA and EPA standards.  Our focus remains on maintaining the safety of our employees and the community.

The shutdown affected production of certain lines of our digital and analog aluminum plate products.  The company has inventory of both categories of product to meet current customer needs.  At this time, we can not speculate as to when the facility will reopen or the potential impact on our business.  We will provide more complete information when appropriate.

We express our deepest gratitude to the local emergency management officials led by Chief David LaBrie for their rapid and professional response.  We regret the inconvenience this has caused to our neighbors and local businesses in South Hadley and the surrounding community and thank them for their support.

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek’s Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations regarding future revenue growth and profitability; expectations regarding the sale of products in general; expectations regarding customer commitments and their ability to close transactions; expected results of product quality improvement efforts; expected expansion of served markets; expected benefits and market acceptance of new product introductions; and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company’s products and resulting revenue; the ability of the company to meet its stated financial and operational objectives, the company’s dependency on its strategic partners (both on manufacturing and distribution), and other risks detailed in the company’s Annual Report on Form 10-K and the company’s other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," “project(s),” "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.